Exhibit 99.1

For Immediate Release

For more information:

Rob Jensen Director of Corporate Communications Captiva Software Corporation 858/320-1255 rjensen@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 818/556-3700 ir@mkr-group.com

CAPTIVA CLOSES THE ACQUISITION OF SWT

Transaction Strengthens Captiva’s Position in the Input Management Market

SAN DIEGO, CA, MAY 31, 2005 – Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced it has closed its previously announced agreement to acquire SWT SA, a leading provider of automatic data extraction and intelligent document capture solutions and technology in France.

“We’re pleased to have completed this important acquisition, which expands our geographic presence, extends our vertical market expertise and adds synergistic technology,” said Reynolds C. Bish, President and CEO of Captiva. “As a result, we’re now in an even better position to deliver industry leading solutions and value to our customers, partners and shareholders.”

The acquisition extends Captiva’s market presence, especially in the French and Spanish markets, strengthens Captiva’s mailroom and invoice processing expertise, provides an installed base of reference sites for those capabilities and brings advanced classification and data extraction technologies that Captiva can leverage into its products, customer base and channels. SWT had been a technology partner of Captiva’s since 2002, supplying its Dispatcher™ product capabilities as an optional addition to Captiva’s InputAccel® and, through a 2004 OEM agreement, classification and data extraction capabilities for Captiva’s Digital Mailroom™.

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In accordance with the agreement, Captiva paid approximately $17.6 million in cash and issued approximately 179,000 shares of Captiva common stock to SWT management, to purchase all outstanding shares of the privately held SWT. Captiva also granted two SWT senior managers and one new Captiva manager options to purchase 200,000 shares of Captiva stock under its 2003 Recruitment Equity Incentive Plan. Captiva expects the SWT business to be profitable and the acquisition to be accretive to Captiva’s pro forma earnings, excluding one-time charges and the amortization of purchased intangible assets, no later than the fourth quarter of 2005 through cost savings alone. Updated revenue and earnings guidance reflecting the acquisition will be provided in Captiva’s second quarter earnings conference call, which is currently scheduled for July 26 at 1:30 PM PST.

About Captiva Software Corporation

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management software solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and scanned forms and documents, Internet forms and XML data streams into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms and documents annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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The Digital Mailroom, Dispatcher and b-Wize are trademarks, and InputAccel is a registered trademark of Captiva Software Corporation.

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and

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assumptions referred to above include, among other things, risks associated with the integration of SWT’s operations; reliance on information provided by SWT, including unaudited, non-US GAAP financial statements, differences between SWT’s accounting methods and practices and those of the Company; performance of contracts by customers and partners; employee management issues, including the retention of key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.